UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 8, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 8, 2008, The Children’s Place Retail Stores, Inc. (the “Company”) issued a press release regarding the Company’s sales results for the fiscal month and quarter each ending May 3, 2008.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On May 9, 2008, the Company announced that its Board of Directors has appointed two new independent members to its Board of Directors, Mr. Louis Lipschitz and Dr. Joseph A. Alutto, as a Class I and Class II director, respectively.

Effective June 1, 2008, Mr. Lipschitz will serve on the Audit and Corporate Governance Committees and Dr. Alluto will serve on the Compensation and Corporate Governance Committees.

Mr. Lipschitz and Dr. Alluto are not a party to any arrangement or understanding with any person pursuant to which they were selected as a director, nor are Mr. Lipschitz and Dr. Alluto a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

With the addition of Mr. Lipschitz and Dr. Alutto, the Company will regain compliance with Nasdaq Marketplace Rule 4350(c)(1) regarding independent directors.

A copy of the press release relating to the foregoing is included as Exhibit 99.2 hereto.

Item 8.01	Other Events

On May 9, 2008, the Company issued a press release regarding the Company’s full review of strategic alternatives available to maximize shareholder value, including the potential sale of the Company.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.2 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release, dated May 8, 2008, issued by the Company regarding April Sales.

Exhibit 99.2	Press release, dated May 9, 2008, issued by the Company regarding the election of two directors and review of strategic alternatives.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan Riley
Name: Susan Riley
Title: Exectuive Vice President, Finance and Administration